EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 15, 2017, relating to the financial statements of Skyline Medical Inc. appearing in the Prospectus which is a part of this Post-Effective Amendment No. 1 to the Registration Statement. We also consent to the reference to our Firm under captions “Experts” in the Prospectus.

Olsen Thielen & Co., Ltd.

/s/ Olsen Thielen & Co., Ltd.

St. Paul, Minnesota

May 3, 2017